                                                                   Exhibit 28(1)

                         McDERMOTT INTERNATIONAL, INC.
                              ADDITIONAL EXHIBITS
                      SUPPLEMENTARY FINANCIAL INFORMATION
           PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
            COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                                         F.Y.E.
                                                                         3/31/94
                                                                         -------
                                                                       (Unaudited)
                                                                      (In thousands)
                                    ARTICLE 29
                                    ----------

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
- - - -----------------------------------------------
   INVESTEES AT EQUITY
   -------------------

         Head Office (Parent Company)                                 $       851,469
         Subsidiaries and Affiliates                                               --
         Eliminations/Other                                                  (723,463)
                                                                      ---------------
               McDERMOTT INTERNATIONAL, INC.                          $       128,006
                                                                      ===============

RULE #25C - PARENT COMPANY ACCOUNTS PAYABLE TO
- - - ----------------------------------------------
   SUBSIDIARIES
   ------------

         Head Office (Parent Company)                                 $     1,126,486
         Eliminations/Other                                                (1,126,486)
                                                                      ---------------
               McDERMOTT INTERNATIONAL, INC.                          $           -0-
                                                                      ===============

                                    ARTICLE 30
                                    ----------

(c) - OPERATING EXPENSES BY SEGMENT
- - - -----------------------------------

         Power Generation Systems and Equipment                       $     1,564,265
         Marine Construction Services                                       1,408,103
         Eliminations                                                          (6,791)
                                                                      ---------------
               McDERMOTT INTERNATIONAL, INC.                          $     2,965,577
                                                                      ===============

RULE #40 - OPERATING REVENUES
- - - -----------------------------

         Head Office (Parent Company)                                 $        32,635
         Subsidiaries and Affiliates                                        3,018,784
         Eliminations/Other                                                     8,493
                                                                      ---------------
               McDERMOTT INTERNATIONAL, INC.                          $     3,059,912
                                                                      ===============

RULE #41 - OPERATING EXPENSES
- - - -----------------------------

         Head Office (Parent Company)                                 $        62,395
         Subsidiaries and Affiliates                                        2,949,090
         Eliminations/Other                                                     8,493
                                                                      ---------------
               McDERMOTT INTERNATIONAL, INC.                          $     3,019,978
                                                                      ===============
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
                                                                             F.Y.E.
                                                                             3/31/94
                                                                             -------
                                                                           (Unaudited)
                                                                          (In thousands)
                             ARTICLE 30 - Continued
                             ----------

RULE #43 - DIVIDENDS RECEIVED
- - - -----------------------------

         Head Office (Parent Company)
           from Subsidiaries and Affiliates                              $       138,438
         Subsidiaries and Affiliates
           from Other Corporations                                                65,214
         Eliminations/Other                                                     (138,438)
                                                                         ---------------
               McDERMOTT INTERNATIONAL, INC.                             $        65,214
                                                                         ===============

RULE #44 - INTEREST INCOME
- - - --------------------------

         Head Office (Parent Company):
           from Subsidiaries and Affiliates                              $        18,701
           from Other Corporations                                                   302
         Subsidiaries and Affiliates
           from Other Corporations                                                38,449
         Eliminations                                                            (18,701)
                                                                         ---------------
               McDERMOTT INTERNATIONAL, INC.                             $        38,751
                                                                         ===============

RULE #46 - OTHER MISCELLANEOUS REVENUES
- - - ---------------------------------------

         Gain on Asset Disposals during 1994 - Net                       $         4,369
         Foreign Currency Transaction Losses - Net                                (2,260)
         Bank Fees and Discounts on Sale
           of Receivables                                                         (8,699)
         Other Items - Net                                                         2,225
                                                                         ---------------
               McDERMOTT INTERNATIONAL, INC.                             $        (4,365)
                                                                         ===============

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY
- - - -------------------------------------------------------------

                                                       (Unaudited)
                                                      (In thousands)

         Balance at 3/31/93                          $      76,996
         Additional Investments                              1,108
         Equity Income                                     119,860
         Dividends Received                                (65,214)
         Other Changes                                      (4,744)
                                                     -------------
         Balance at 3/31/94                          $     128,006
                                                     =============
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